                LEASE AGREEMENT                  Exhibit 10.21


	THIS LEASE made as of this 27th day of June, 1996, by and between SIRO, L.L.C., a Michigan Limited Liability
Company, whose address is c/o W. Sidney Smith, 108 S. University,
Suite 6, Mt. Pleasant, MI 48858, hereinafter referred to as
"Landlord," and VALASSIS COMMUNICATIONS, INC.,  a Delaware
Corporation, whose address is Westwood Office Park, 36111
Schoolcraft, Livonia, MI 48150, hereinafter referred to as "Tenant."

	WITNESSETH:

	1.	DESCRIPTION AND USE OF PREMISES

	Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain real property located in the City of Livonia , County of Wayne, State of Michigan, commonly known as 19975 Victor Parkway, Livonia, MI 48152, and more particularly described on Exhibit A attached hereto and made a part hereof, together with all appurtenances, improvements, easements and
rights-of-way thereunto pertaining ("Premises").   Tenant shall
use and occupy the Premises as a corporate office building only and for no other uses. The building to be constructed on the premises is agreed to be One Hundred Thousand Five Hundred Ninety-Seven (100,597) square feet ("Building").

	2.	CONSTRUCTION

	A. 	LANDLORD'S WORK. Landlord shall perform the work
and make the installations in the Premises substantially as
set forth in the Plans and Specifications prepared by Harley Ellington Design for Perini Building Company (Perini), which Tenant acknowledges it has reviewed and approved (such work and installations being hereinafter referred to as
("Landlord's Work").   Tenant agrees to pay all design and
construction costs incurred prior to Landlord's closing a certain bond issue in the amount of approximately Twenty
Million ($20,000,000.00) Dollars (Bond Issue) to finance the construction of the building and improvements. Landlord shall reimburse Tenant for the amounts advanced in a lump sum from the Bond Issue. Landlord agrees to pay all design and construction costs incurred after the closing of the Bond Issue to Perini. In no event shall Landlord's reimbursement to Tenant plus payment to Perini or others for design and building costs (Maximum Costs) exceed, the sum of Ten Million Five Hundred Thirty-Five Thousand Two Hundred Eighty-Two & 00\100 ($10,535,282.00) Dollars ("Maximum Cost ").
The Maximum Cost includes an allowance on the Valassis Communications Headquarters Design Budget Update dated May
6, 1996 (Budget) of One Million Nine Hundred Thirty-Two Thousand Six Hundred Fifty-Six & 00/100 ($1,932,656.00)
Dollars for interior work performed by Tenant, in accordance with Paragraph 2.B. hereof. Landlord agrees to increase this allowance to Two Million Eleven Thousand Nine Hundred-Forty & 00/100 ($2,011,940.00) Dollars. This allowance increase shall not increase the Maximum Cost. Tenant shall cause the scope of interior work set forth in the Budget to be performed. See Exhibit B. If Tenant is able to perform the interior work described in the Budget for less than $2,011,940.00, it shall be entitled to the savings. If the interior work costs more, Tenant shall pay the additional cost. Tenant shall be solely and exclusively responsible for and pay all design and construction costs that exceed the Maximum Cost and shall pay for same forthwith upon demand. In the event that the actual cost of the Landlord s Work is less than the Maximum Cost, Landlord shall be entitled to retain the difference. Landlord's obligation to perform Landlord's Work shall not require Landlord to incur overtime costs and expenses and shall be subject to unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of material and supplies, and for any other cause or event beyond Landlord's reasonable control. Landlord shall, when construction progress so permits, notify Tenant in advance of the approximate date on which the Premises will be substantially completed and ready for Tenant's occupancy, as evidenced by a temporary occupancy permit, and will notify Tenant when the Premises is, in fact, so completed and ready, which latter notice shall constitute delivery of pos-session of the Premises to Tenant. If any dispute shall arise as to whether the Premises are substantially completed and ready for Tenant's occupancy, a certificate furnished by Landlord's architect or designer certifying the date of substantial completion shall be conclusive and binding of that fact and date upon Landlord and Tenant.

	B. TENANT'S WORK. Landlord agrees that prior to the commencement of Tenant s right to possession, Tenant may, at Tenant's sole cost and expense, provide additional work to or on the Premises, provided that Tenant has furnished to Landlord design drawings and/or working drawings and specifications with respect to the work Tenant wishes to have performed and Landlord has approved of the same in writing. All such Tenant's work shall be done at such times and in such manner as Landlord may designate, and only by such contractors or mechanics as are approved by Landlord. No deviations from the final set of plans and specifications, once approved by Landlord, shall be made by Tenant without Landlord's prior written consent. Approval of the plans and specifications by Landlord shall not constitute the assumption of and responsibility by Landlord for their accuracy or sufficiency, and Tenant shall be solely responsible for such items. If such designs and/or working drawings and specifications are not furnished by Tenant to the Landlord for approval in time to permit Landlord's approval, or improvements are commenced or constructed on the Premises by Tenant without Landlord's approval, then the Landlord may, at its option, declare the Tenant in default of this provision, and in addition to any and all remedies provided in this Lease to the Landlord, cancel and terminate the Tenant's interest in and to this Lease by notice in writing to Tenant and forthwith re-enter and re-take possession of the Premises, it being understood that time is of the essence.

C.	Upon completion of construction, all the improvements on the
Premises 	shall be the property of Landlord, and Tenant, except as to
its interest under this Lease, 	shall have no interest in or to any of
the improvements.

	3.	RENT

	Tenant shall pay Landlord rent of One Million, Six Hundred Fifty-Nine Thousand Eight Hundred Fifty-One & 00/100
($1,659,851.00) Dollars per year for each year. The rent shall be payable in semi-annual installments of Eight Hundred Twenty-Nine Thousand, Nine Hundred Twenty-Five & 00/100 ($829,925.00)
Dollars. The first payment shall be due on the commencement date of Tenant s right to possession as set forth in Article 4 hereof. Future payments shall be due in advance of the first day of every six (6) months thereafter. If the commencement date of this Lease shall fall on a day other than the first day of a calendar month, then an additional rental of an amount calculated by prorating the semi-annual payment set forth above shall be paid by Tenant to Landlord for the month in which said commencement date shall occur. Tenant agrees to make all rental payments to Landlord at 108 S. University, Suite 6, Mt. Pleasant, MI 48858. The rental is calculated at the rate of sixteen dollars and fifty cents ($16.50) per square foot of the Building.

	4.	TERM

A.	TERM OF RIGHT OF POSSESSION.  Provided that the
contingencies herein are satisfied, the commencement of Tenant s right to possess and use the Premises shall be the first to occur of the following events: (i) the date Tenant commences operation of its business on the Premises; (ii) the date the improvements are substantially complete, as evidenced by a temporary occupancy permit; or (iii) May 1, 1997. The term of Tenant s right to possession shall be sixteen (16) years. If the commencement date is the first day of a calendar month, the sixteen (16) year term shall begin to run from that date. If the commencement date is other than the first day of a month, the sixteen (16) year term shall commence on the first day of the following month. The term of Tenant s right to possession may be extended in accordance with Article 5 hereof.

B.	TERM OF OBLIGATIONS.  Notwithstanding the term of
Tenant's right to possession, all of the provisions of this Lease
Agreement are binding on the parties from the date this Agreement is executed. As such, Tenant acknowledges that Tenant is responsible for payments and other obligations, set forth herein, even though Tenant does not yet have physical possession of the Premises.

C. Landlord agrees that Tenant shall have possession of the Premises with a temporary certificate of occupancy issued by the City of Livonia on or before April 15, 1997. If a temporary certificate of occupancy is not issued on or before April 15, 1997, Landlord shall pay to Tenant forthwith, the Tenant's then current rent and Hold-over penalty plus the difference between Tenant's then current monthly rent and the monthly rent required under this Lease. For each month or part thereof that a temporary certificate of occupancy is not issued, three months or a proration thereof, shall be added to the term of this Lease. The above shall not apply to any delays caused by Tenant's change orders or natural disasters.

5.	OPTION TO RENEW

	A.	Provided that this Lease shall be in good standing and
in full force and 	effect and shall not theretofore have been
terminated and that Tenant shall not be in
default under any of the terms or conditions hereof, Tenant shall
have the option to 	extend the terms of this Lease, upon the
same terms and conditions, except as to rental, extension or renewal, as are herein set forth, for an additional term of five (5) years to commence upon the expiration of the original term hereof. Such option shall be deemed exercised by Tenant unless
Tenant delivers to Landlord notice in writing of Tenant's election not to renew between two hundred-ten (210) and one hundred-eighty (180) days before the end of the original term hereof. In the event the Tenant shall remain in possession of the Premises beyond the term of Tenant s right to possession, Tenant shall be deemed a holdover and subject to Article 39 hereof.

	B.	Provided the above option is exercised, Tenant shall
have one (1) additional option to extend the term of the Lease for one (1) additional consecutive term of five (5) years under the same terms and conditions, by giving Landlord notice at least one hundred-eighty (180) days prior to the expiration of the then current term. Rental shall be at an amount equal to the greater of the then market rate or the rental rate for the preceding five
(5) years.

		C.	Rental for each five (5) year option period shall be set
at the beginning of 	each option, at an amount equal to the greater
of the then market rate or $16.50 per square 	foot per annum.

	6.	MAINTENANCE, REPAIRS AND ALTERATIONS

	A.	Tenant covenants and agrees to be responsible for all
maintenance repair and upkeep of the Premises during the term of Tenant s right to possession. The Premises includes, but is not limited to, for this purpose, all parking areas, the buildings, improvements, foundations, exterior and interior walls, windows, doors, floors, ceilings, downspouts, gutters, roof, skylights, plumbing and sewerage facilities, air-condition system, heating system, electrical facilities and equipment, glazing, lighting fixtures and all other fixtures, equipment and appliances of every kind and nature. Tenant agrees that Landlord shall not be called upon or obligated to make any repairs, replacements, rebuildings, restorations, improvements, alterations, remodeling or additions whatsoever in or about the Premises.

		B.   	Tenant shall be responsible for all janitorial service on
the Premises during 	the term hereof.

		C.	Tenant shall not, without the prior written consent of
Landlord, which shall 	not be unreasonably withheld, make
alterations, improvements or additions to the 	Premises and to
the building and improvements thereon.  Consent is not required
if it 	involves less than Eight Thousand (8,000) square feet,
provided it does not diminish the value of the Premises.  If
Landlord determines that same injures the Premises or decreases the value thereof, it will be deemed to be reasonable cause for withholding consent. Tenant shall pay all costs and expense in connection with the same and shall hold Landlord harmless therefrom.

	D.	In a situation involving a need to repair, replace, or
restore any portion of the Premises, and which is not covered by the provisions of "Eminent Domain" or "Damage and Destruction," Tenant may, claim the benefit of any property damage insurance which may be payable to Landlord by reason of the loss or casualty giving rise to such need. However, the benefits of such property damage insurance may be claimed only for the purpose of and to the extent necessary to replace, repair or restore the damaged or condemned portion of the Premises.

	7.	EFFECT OF BANKRUPTCY OR OTHER PROCEEDINGS

	If at any time any bankruptcy or any reorganization proceeding is instituted by or against Tenant either in the State or Federal Courts, or if a receiver is appointed under Chapters X or XI of the Bankruptcy Act, for its business or property on the Premises, Landlord shall have the option, to be exercised by written notice given to Tenant, to declare this Lease terminated at any time after the expiration of twenty (20) days following the commencement of such proceeding unless the proceeding is dismissed and unless all payments of rent and other payments required by this Lease to be made by Tenant to Landlord are paid promptly during said period of twenty (20) days. Landlord shall under no circumstances be required to permit a receiver to retain possession of said premises, and Landlord need not lease said premises to such receivers, but Landlord shall be entitled to immediate possession of said premises. Any repossession or termination hereunder shall not operate in any way to prejudice or affect the right of Landlord for recovery of rent or other charges theretofore accrued, thereafter accruing or to any other damages, nor shall any such termination or repossession ever be construed as a waiver of or an election not to claim future damages on account of such breach, but all such damages, including all future rentals, shall be fully recoverable by Landlord.

	8.	QUIET POSSESSION

	The Tenant, upon paying the rent herein provided and performing all and singular the covenants and conditions of this Lease on its part to be performed, shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof, and Landlord warrants that Landlord has full right and sufficient title to lease the Premises for the term herein provided, and agrees to indemnify
Tenant for and against any and all loss and damage that may result to Tenant on account of any failure of, or defect in, Landlord's title or right to make and execute this Lease



	9.	ATTORNEY'S FEES

	Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of any provision of this Lease or for a declaration of such party's rights or obligations hereunder, or for any other judicial remedy, the prevailing party shall be entitled to receive from the losing party such amount as the court may adjudge to be reasonable attorney's fees for the services rendered to the party finally prevailing in such action or proceeding.

	10.	CONSTRUCTION LIENS

	Tenant shall keep the Premises free of construction liens and other liens of like nature other than liens created or claimed by reason of any work done by or at the instance of Landlord. Tenant agrees to protect and indemnify Landlord against all such liens, or claims which may ripen into such liens, and against all attorney's fees and other costs and expenses arising from any such claim or lien. If Tenant fails to fully discharge any such lien or claim, the Landlord, at its option, may pay the same or any part thereof, and shall be the sole judge of the legality of such lien or claim. Tenant shall repay Landlord all amounts so paid by Landlord, together with interest thereon at the maximum rate allowable by law from the time of payment by Landlord until repayment by Tenant.

	11.	TENANT TO COMPLY WITH LAW

	Tenant shall, from the date of this Lease, and at its own expense, insure that the Premises conforms to and complies with all laws, ordinances, and regulations now in force or that are enacted hereafter affecting the use or occupancy of all or any part of the Premises.
Tenant indemnifies Landlord against and agrees to save Landlord harmless from all expenses imposed or incurred for or because of any violation by Tenant or anyone claiming under Tenant of any law, ordinance, or regulation occasioned by the neglect or omission, or willful act of Tenant or any person on the Premises by permission or holding under Tenant unless such violation results solely from an act or omission on the part of Landlord and/or the agents, servants or employees of Landlord.

	12.	TITLE

Tenant acknowledges that Tenant has had the opportunity to review the commitment for the owner s policy of title insurance provided to Landlord from Phillip
R. Seaver Title Company, Inc., dated June 25, 1996. Tenant reviewed all of the matters of record reflected in such commitment and agrees to insure that the Premises shall at all times comply with those matters of record affecting the Premises from the date of this Agreement until the expiration of this Agreement. Tenant shall indemnify and hold Landlord harmless from all expenses and costs incurred by Landlord as a result of any of the matters of record affecting the Premises.

	13.	SURVEY
	Tenant acknowledges that Tenant had a survey of the Premises prepared by Orchard, Hilz and McClement, Inc. Tenant has expressly approved such survey and hereby accepts the Premises in accordance with and subject to all matters set forth on the survey. Tenant understands that Tenant shall not be released from any of its obligations under this Agreement due to error(s) on the survey, or any matters shown on the survey.

	14.	UTILITIES

	Tenant agrees to pay all charges when due for water, gas, electricity, or other utilities incurred by it in connection with the Premises.

	15.	TAXES

A.	From the date of this Agreement until the expiration of the
Term and any  renewals thereof, Tenant shall pay all real
property taxes and assessments which may be levied upon
or assessed against those lands comprising the Premises;
except that Landlord shall pay the December, 1996 real
property taxes and assessments. Tenant shall also pay all
taxes or assessments levied upon or assessed against the
improvements situated within the Premises and all taxes
levied upon or assessed against any personal property
situated within the Premises.  Tenant understands  that
Landlord shall not be required to pay any taxes or
assessments whatsoever which may be or become a lien
upon the lands, improvements and personal property.   Any
taxes or assessments which may be levied or assessed for a period beginning before the commencement of this Lease or ending after the termination hereof shall be paid by Tenant. Tenant shall not be obligated to pay any income tax or other tax, assessment or charge which may be levied or become due by reason of the rents and profits received by Landlord as a result of this Lease.

	16.	CONDOMINIUM

	The Tenant agrees to comply with and abide by all the covenants, conditions, restrictions and terms as set forth in the condominium documents for Victor Corporate Park Condominium, according to the Master Deed, all exhibits and condominium documents. Tenant further agrees to pay any and all condominium association fees, assessments, common area charges, or any other charges of any kind attributable to the Condominium Unit, which become due and payable from and after the commencement date of Tenant s right to possession. Landlord shall be responsible for all condominium assessments coming due prior to the commencement date of Tenant s right to possession.

	17.	OFF-SET STATEMENT, ATTORNMENT AND SUBORDINATION;

		LANDLORD S MORTGAGEE S APPROVAL OF THIS LEASE

	A.	Tenant agrees within ten (10) days after request
therefor by Landlord to execute in recordable form and deliver to Landlord a statement, in writing, certifying if true (a) that this Lease is in full force and effect, (b) the date of commencement of the term of this Lease, (c) that rent is paid currently without any off-set or defense thereto, (d) the amount of rent, if any, paid in advance, (e) that there are no uncured defaults by Landlord or stating those claimed by Tenant, and (f) such other information as Landlord may reasonably request; provided that, in face, such facts are accurate and ascertainable.

B.	Tenant shall, in the event any proceedings are
brought for the foreclosure
of or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premises, attorn to the
purchaser upon any such foreclosure or sale 	and recognize
such purchaser as the Landlord under this Lease.

	C.	Tenant agrees that this Lease shall, at the request of
Landlord, be subordinate to any first mortgages or deeds of trust that may hereafter be placed upon the leased premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagee or trustee named in said mortgages or trust deeds shall agree to recognize the lease of Tenant in the event of foreclosure if Tenant is not in default. Tenant also agrees that any mortgagee or trustee may elect to have this Lease a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed prior in lien to said mortgage or deed of trust, whether this Lease is dated prior to or subsequent to the date of said mortgage or deed of trust. Tenant agrees, that upon the request of Landlord, any mortgagee or any trustee, it shall execute whatever instruments may be required to carry out the intent of this Section.

	D.	Failure of Tenant to execute any of the above
instruments within fifteen (15) days upon written request so to do by Landlord, shall constitute a breach of this Lease and Landlord may, at its option, cancel this Lease and terminate Tenant's interest herein. Further, Tenant hereby irrevocably appoints Landlord as attorney-in-fact for Tenant with full power and authority to execute and deliver in the name of Tenant any such instruments.

	E.	If Landlord's mortgagee will approve this Lease, only
upon the basis of 	modification of the terms and provisions of
this Lease, other than those provisions 	relating to the size
and location of the Premises, the amount of rent and charges payable hereunder and the use for which Tenant is permitted to operate the leased premises, Landlord shall have the right to cancel this Lease if Tenant refuses to approve in writing any such modifications within thirty (30) days after Landlord's request therefor, which request may not be made later than forty-five (45) days after the delivery of possession of the Premises to Tenant. If such right to cancel is exercised, this Lease shall thereafter be null and void, and neither party shall have any liability to the other by reason of such cancellation.

	18.	LIABILITY INSURANCE

	Tenant shall, from the date this Agreement is executed, keep in force and effect a policy of public liability and property damage insurance with respect to the Premises, and the business operated by Tenant in which the limits of public liability shall be not less than Three Million Dollars ($3,000,000) per occurrence, and in which the limit of property damage liability shall be not less than Five Hundred Thousand Dollars ($500,000). The policy shall name Landlord, any other parties in interest designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with an insurance company approved by Landlord and a copy of the paid-up policy evidencing such insurance or a certificate of insurance certifying to the issuance of such policy shall be delivered to Landlord prior to the commencement of Tenant's work and upon renewals not less than thirty (30) days prior to the expiration of such coverage.


	19.	PROPERTY INSURANCE.

(a) Tenant shall, from the date of this Agreement, carry
insurance for fire and special extended coverage (as determined by Landlord) insuring the improvements located on the Premises and all appurtenances thereto for the full insurable value thereof (with deductibles accepted by Landlord) such insurance coverage to include the improvements provided by Landlord and Tenant, and such insurance coverage shall include rental insurance. Landlord shall not be liable to Tenant for any loss or damage suffered by Tenant which is not covered by such insurance (including without limitation, the amount of any such
deductibles).   If the cost to repair or replace the damaged
improvements exceeds the full insurable value, Tenant shall pay the difference. The policy shall name Landlord, any other parties in interest designated by Landlord, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with an insurance company approved by Landlord and a copy of the paid-up policy evidencing such insurance or a certificate of insurance certifying to the issuance of such policy shall be delivered to Landlord prior to the commencement of Tenant s work and upon renewals not less than thirty (30) days prior to the expiration of such coverage.

(b) Tenant shall pay the cost of the premiums for all such insurance, and the expenses incurred by Landlord relative to insurance appraisals, adjusters and reasonable attorneys' fees in connection therewith. Such statements may include charges for premiums covering more than a single year.
(c) Tenant will not do or suffer to be done, or keep or suffer to be kept, anything in, upon or about the Premises which will contravene policies insuring against loss or damage by fire or other hazards (including, without limitation, public liability) or which will prevent Tenant from procuring such policies in companies acceptable to Landlord.
(d) Tenant agrees to carry, at its expense, insurance against vandalism, malicious mischief, and such other perils as are from time to time included in a standard extended coverage endorsement, insuring Tenant's trade fixtures, furnishings, operating equipment and personal property, such as signs, wall coverings, carpeting and drapes located on or within the Premises, in an amount equal to not less than one hundred percent (100%) of the actual replacement cost thereof and to furnish Tenant with a certificate evidencing such coverage.

20. 	COVENANT TO HOLD HARMLESS

	Tenant agrees, from the date of this Agreement, to indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with (i) loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, including the person and property of Tenant, and its employees and all persons in the building at its or their invitation or with their consent, (ii) the occupancy or use by Tenant of the Premises or any part thereof, or (iii) occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, customers or licensees. For the purpose hereof, the Premises shall include the service areas adjoining
the same.   All property kept, stored or maintained in the Premises
shall be so kept, stored or maintained at the risk of Tenant only. In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney fees incurred or paid by Landlord in connection with such litigation. Tenant shall also pay all costs, expenses and reasonable attorney fees that may be incurred or paid by Landlord in enforcing the covenants and agreements of this Lease.


21.	WASTE OR NUISANCE

	Tenant shall not commit or suffer to be committed any waste or any nuisance upon the Premises.

	22.	SUBLETTING AND ASSIGNMENT

	A.	Tenant shall not sublet the Premises, or any portion
thereof, without the written consent of Landlord, which shall not unreasonably be withheld, conditioned or delayed. Any such subletting shall not relieve Tenant of its obligations to Landlord under this Lease.

		B.	Tenant shall not have the right to assign this Lease or
to hypothecate or 	encumber its leasehold interest
hereunder, without the written consent of Landlord, which
	shall not be unreasonably withheld, conditioned or
delayed.  If Landlord consents; (i) 	Tenant shall not by
reason of any such assignment be relieved of any responsibility, liability or obligation to Landlord under the terms of this Lease; (ii) that any assignee shall agree in writing to be bound by all the terms, covenants and conditions of this Lease; and (iii) that an executed original of such assignment and agreement shall be delivered to Landlord.

		C.	Tenant may assign or sublet to a wholly owned
subsidiary of Tenant.
Tenant shall not by reason of any such assignment or sublease be relieved of any responsibility, liability or obligation under this Lease.

	23.	SURRENDER OF PREMISES

	A.	Tenant shall, upon termination of the term of Tenant's right to possession or any earlier termination of this Lease, surrender to Landlord the Premises, including without limitations, all building apparatus not covered by Section B of this Article, and all alterations, improvements and other additions which may be made or installed by either party.

	B.	Notwithstanding Section A of this Article, Tenant
shall have the right to remove all trade fixtures, furniture, equipment and signs, which may be installed in the Premises prior to or during Tenant s right to possession at Tenant s cost, if Tenant is not in default at the time of removal. The Tenant shall at its own cost and expense repair any and all damage to the Premises resulting from or caused by such removal, and shall restore the premises to its original condition, reasonable wear and tear excepted. Tenant shall have sixty (60) days after termination of this Lease for any reason whatsoever to effect such removal, repair and restoration; provided, however, no such fixtures or equipment placed on or in the Premises by Tenant, and which remain the property of Tenant, may be removed at a time when Tenant is in default in payment of rent or any other money payable hereunder, or in the performance of any other covenant under this Lease.

	C.	Anything to the contrary herein notwithstanding,
Tenant shall have the right at any time to remove its signs and other equipment bearing any of its trade names or trademarks, whether registered or unregistered. Landlord shall have no right to use and shall not have or acquire any interest in such trade name and service mark by reason of any of the terms or provisions of this Lease, or by reason of use of the same on the Premises.

	24.	EMINENT DOMAIN

	A.	In the event that the whole of the Premises shall be
taken under the power of eminent domain, the Tenant shall continue to pay the balance of the rentals minus the amount of the condemnation proceeds received by Landlord, provided, however, that Tenant shall have the right, but not the obligation, to participate in the Landlord's condemnation proceedings.

	B.	In the event that a portion of the Premises shall be
taken under the power of eminent domain, the obligation of Tenant under this Lease to pay rent and all of the other provisions of this Lease shall remain in full force and effect. All damages awarded for any such taking under the power of eminent domain, whether for the whole or part of the Premises, shall belong to and be the property of Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or for the fee of the Premises; provided, however, that Tenant shall receive credit against rental equal to the damages paid to Landlord.

	25.	HAZARDOUS WASTE

	Tenant shall not cause or permit any hazardous material (as hereinafter defined) to be released, brought upon, stored, produced, emitted, disposed of or used upon, about or beneath the premises by Tenant, its agents, employees, contractors or invitees.

	Tenant shall indemnify, defend and hold Landlord harmless from and against any and all environmental damages which arise from: (1) the presence upon, about or beneath the premises of any hazardous material or of any chemical substance requiring remediation under any Federal, State or local statute, regulation, ordinance or policy; or
(2) the breach of any of the provisions of this Lease. For the purpose of this Lease, "environmental damages" shall mean: (1) all claims, judgments, damages, penalties, fines, costs, liabilities and losses (in-cluding, without limitation, diminution in the value of the premises, damages for the loss of or restriction on rentable or usable space or of any amenity of the premises and from any adverse impact on Landlord's marketing of space); (2) all sums paid for settlement of claims, attorney fees, consultant's fees and expert's fees; and (3) all costs incurred by Landlord in connection with the investigation of hazardous material upon, about or beneath the premises, the preparation of any remedial investigation and feasibility studies or reports in the performance of any clean up, remediation, removal or restoration work required by an Federal, State or local governmental agency or political subdivision necessary for Landlord to make full economic use of the premises or otherwise required under this Lease. Tenant's obligations under this Section shall survive the expiration of this Lease.

	Notwithstanding any other obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, at its sole cost and expense, promptly take all actions required by any Federal, State or local governmental agency or political subdivision necessary for Landlord to make full economic use of the premises, which requirements or necessity arise from presence upon, about or beneath the premises of any hazardous material. Such action shall include, but not be limited to, the investigation of the environmental condition of the premises, the preparation of any remedial investigation and feasibility studies or reports and the performance of any clean up, remedial, removal or restoration work. Tenant shall take all actions necessary to restore the premises to the condition existing prior to the introduction of the hazardous material upon, about or beneath the premises, notwithstanding any lesser standard of remediation allowable under applicable law or government policies. Tenant shall nevertheless obtain Landlord's approval prior to undertaking any activities required by this Section, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term affect on the premises or any other property or business owned or operated by Landlord. Tenant shall promptly supply Landlord with any notices and correspondence concerning environmental damages received by Tenant form the United States Environmental Protection Agency or the Michigan Department of Natural Resources. The obligations of
Tenant pursuant to this Section shall not apply to situations where hazardous materials are released, brought upon, stored, produced, emitted, disposed of or used upon, about or beneath the premises at the time or times other than during the term of this Lease except where such event occurs as a result of the acts or omissions of Tenant, its agents, employees, contractors or invitees or as a result of the acts or omissions of any agent, employee, contractor or invitee of any permitted Sublessee or assignee of Tenant. Tenant's obligation under this Section shall survive the expiration of this Lease.

	"Hazardous Material" means any material or substance: (1) defined as a "hazardous substance" pursuant to the Comprehensive
Environmental Response, Compensation and Liability Act (42 USC
Section 9601 et. seq.) and amendments thereto and regulations promulgated thereunder; (1) containing gasoline, oil, diesel fuel or other petroleum products; (3) defined as a "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act (42 USC
Section 6901 et. seq.) and amendments thereto and regulations promulgated thereunder; (4) containing polychlorinated biphenyls
(PCB's); (5) containing asbestos; (6) radioactive; (7) biological or (8) the presence of which requires investigation or remediation under any Federal, hazardous substance, material or waste which is or becomes regulated by any Federal, State or local governmental authority, or which causes a nuisance upon or waste to the premises.

	26.	DAMAGE AND DESTRUCTION

A.	From the date of this Agreement until the expiration
of the term, including
any renewals or holdover periods, Tenant shall be solely responsible for the cost of repairing, restoring or replacing any portion of the Premises (including the Building and any improvements) that are partially or totally damaged or destroyed. In such event, Tenant shall, as soon as reasonably possible, commence and proceed diligently to restore the Premises substantially to their condition at the time of such damage or destruction. Tenant shall have the use of any insurance proceeds resulting from the damage or destruction to the extent necessary to repair and/or replace the damaged or destroyed property.

		B.	Tenant understands that its rent and other
obligations hereunder shall not 	be abated during the period of
any 	damage, repair or restoration provided for in this Article.

	27.	DEFAULTS OF TENANT

The following occurrences shall be deemed defaults by Tenant:

		(a)	Tenant shall fail to pay when due any rent or
other sum payable under this Lease and such failure continues for fifteen (15) days after written notice from Landlord.

		(b)	Tenant shall abandon or vacate the Premises
before the end of the term of this Lease, provided, however, that Tenant shall not be deemed to have abandoned, vacated or surrendered the Premises if Tenant meets all its financial and maintenance obligations under the Lease.

		(c)	Tenant shall be in breach of any other obligation
under this Lease, and such breach shall continue for thirty (30) days after written notice from Landlord.

	28.	REMEDIES OF LANDLORD

In the event of a default by Tenant, Landlord shall have the following rights and remedies in addition to all other rights and remedies otherwise available to
Landlord:

		(a)	Landlord shall be entitled to immediately
accelerate upon written notice to Tenant the full balance of the rent payable for the remainder of the term of this Lease.

		(b)	Landlord shall have the right to terminate this
Lease upon written notice, in accordance with the Summary
Proceedings Act, to Tenant without prejudice to any claim for rents or other sums due or to become due under this Lease.

		(c)	Landlord shall have the immediate right of re-
entry and may remove all persons and property from the Premises. Such property may be removed and stored at the cost of Tenant. Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings, Landlord may either terminate this Lease or, from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord, in the exercise of its sole discretion, deems advisable, with the right to make alterations and repairs to the Premises.
Upon each such reletting, (i) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the cost and expense of such reletting and of any such alterations and repairs incurred by Landlord, and the amount, if any, by which the rent reserved in this Lease for the period of the reletting as accelerated under Subparagraph (a) of this Paragraph, exceeds the amount agreed to be paid for rent for the Premises by the reletting Tenant; or (ii) at the option of Landlord, rents received by Landlord from such reletting shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting and of such alterations and repairs; third, to the payment of rent unpaid hereunder; and the residue, if any, held by Landlord and applied in payment of future unaccelerated rent as the same may become due and payable hereunder.

		(d)	Landlord may immediately sue to recover from
Tenant all damages Landlord may incur by reason of Tenant's default, including the cost of recovering the Premises, and including the rent reserved and charged in this Lease for the remainder of the stated term as accelerated under Subparagraph
(a) of this Paragraph, all of which shall be immediately due and payable along with attorneys' fees and Landlord shall attempt to mitigate damages in a commercially reasonable manner.

	29.	LATE CHARGES AND INTEREST FOR PAST DUE PAYMENTS

All installments of rent payable to Landlord under this Lease if not paid within five (5) days after they become due shall be subject to a late charge equal to five percent (5%) of the installment amount. In addition, any payment rent or other amount due from Tenant to Landlord which is not made when due under this Lease shall bear interest at the rate of seven percent (7%) per annum from the date of nonpayment to the date of payment.

30.	LEGAL EXPENSES

In case suit shall be brought by Landlord for recovery of possession of the Leased
Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, all expenses incurred therefor (including attorneys' fees) shall be awarded to Landlord if Landlord is the party prevailing in such suit.

	31.	MEMORANDUM OF LEASE

	A Memorandum of Lease, suitable for recording in the Office of the County Register of Deeds of the County within which the Premises are situated, and satisfactory in form to both Landlord and Tenant, shall be executed and recorded. Said document shall be entitled "Memorandum of Lease" and shall incorporate the legal description of the Premises.



	32.	SERVICE OF NOTICE

	A.	All notices or demands of any kind which Landlord is
required to or desires to serve on Tenant with respect to this Lease may be served by mailing a copy of such notice or demand to Tenant by certified mail, with return receipt requested and postage prepaid, addressed to Tenant at the place last designated by it as the place at which notices may be served, or if no such written designation is then in effect then addressed to Tenant at the Premises. Tenant hereby designates the Premises as the place at which notices shall be served. Service by mail shall be deemed complete at the expiration of the third day after the date of delivery thereof to the address specified.

	B.	All notices or demands of any kind which Tenant is
required to or desires to serve on Landlord with respect to this Lease may be served by mailing a copy of such notice or demand to Landlord by certified mail, with return receipt requested and postage prepaid, addressed to Landlord at the place last designated by it as the place at which notices may be served. Landlord hereby designates 108 S. University, Suite 6, Mt. Pleasant, MI 48858 as the place at which notices shall be served. Service by mail shall be deemed complete at the expiration of the third day after the date of delivery thereof to the address specified.

	33.	 APPLICABLE LAW AND PARTIES BOUND

	This Lease shall be construed under the laws of the State within which the Premises are situated and shall be binding upon and inure to the benefit, as the case may require, of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

	34.	INTERPRETATION

	The words "Landlord" and "Tenant" as used herein, shall include, apply to, bind and benefit, as the context may permit or require, the parties executing this Lease and their respective heirs, executors, administrators, successors and assigns.

	Wherever the context so permits or requires, words of any gender used in this-Lease shall be construed to include any other gender, and words in the singular number shall be construed to include the plural.

	35.	INVALIDITY

	In the event that any term, provision, condition or covenant contained in this Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, or be held to be invalid or unenforceable by any court of competent jurisdiction, the remainder of this Lease, or the application of such term, provision, condition or covenant to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and all such remaining terms, provisions, conditions and covenants in this Lease shall be deemed to be valid and enforceable.

	36.	APPROVALS

	Whenever in this Lease the Landlord's approval or consent is required, such approval or consent shall be in writing and Landlord covenants and agrees that such approval or consent shall not be unreasonably withheld.


	 37.	CAPTIONS

	The headings and captions contained in this Lease are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor of any provision herein contained.

	38.	CONFIDENTIALITY

	Landlord and Tenant each agree that they shall hold in strict confidence all documents and information concerning this transaction and the business and property of the other. No press release or public disclosure, either written or oral, of the terms of this Lease shall be made by either party without the consent of the other.
Notwithstanding the foregoing, Landlord may make such disclosures to its lenders or investors as is necessary to obtain the financing in this transaction.

	39.  HOLDING OVER

Any holding over after the expiration of the term, or any renewal hereof, with or without the consent of Landlord, shall be construed to be a tenancy from month to month, at One Hundred-Fifty percent (150%) of the rents specified for the period immediately preceding the expiration of the last term or renewal term. The rent will be prorated on a monthly basis, and payable monthly, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

	40.  LANDLORD S OPTION

	In the event that Landlord does not close the Bond Issue on or before November 1, 1996, Landlord has the right and option to sell, and Tenant shall repurchase the Premises upon the terms and conditions set forth below:


A. Term of Option: The option granted hereunder shall be exercisable until November 30, 1996 and all rights hereunder shall expire at 5:00 o clock in the afternoon on said date.

		B.    Purchase Price:    The purchase price, upon exercise of
this option, shall be 	Three Million Twelve Thousand Two
Hundred Eighty-Six & 00/100 ($3,012,286.00) Dollars, plus an amount equal seven (7%) percent interest per annum plus any amount equal to any money owed by Landlord to Tenant as reimbursement for construction and design costs on or for the Premises or for any other reason.

		C.    Exercise of Option:   The option granted hereunder
shall be exercisable by 	the giving of a written notice to
Landlord by certified mail, return receipt requested. Notice shall be deemed given on the day that the notice is mailed in any U. S.
Post Office.

		D.    Sale on Exercise: If this option is exercised, the
purchase and sale of the 	above described property shall then
be made upon the following terms and conditions:

(i)	Upon exercise of the option, Landlord shall
secure and deliver to Tenant a commitment for an owner s title insurance policy, subject to permitted exceptions. Permitted Exceptions shall mean all conditions, covenants, restrictions and conditions which were on title when Landlord received it from Tenant and construction liens placed on the premises.

(ii)	At time of closing, Landlord shall provide Tenant
with an owners policy of title insurance on ALTA
Owner s Policy Form No. B-1970 with the
standard exceptions for the full amount of the purchase price.

(iii)	Landlord shall convey a good and marketable
title, subject to existing easements for public utilities, to serve the premises and zoning ordinances.

(iv)	All real estate taxes and special assessments
shall be assumed by Tenant. All transfer taxes shall be paid by Landlord.

(v)	The sale shall be closed by payment of the full
purchase price upon delivery of an executed
Warranty Deed, subject to permitted exceptions.

(vi)	This sale and purchase shall be closed on or
before thirty (30) days after exercise of option.

(vii)	Possession shall be delivered at time of closing.

	41.	NET LEASE; NON-TERMINABILITY

A.	Net Lease.  This Lease is a net lease and, except as
otherwise expressly
provided herein, any present or future law to the contrary notwithstanding, shall not terminate, nor shall Tenant be entitled to any abatement, reduction, set-off, counterclaim, defense or deduction with respect to any Basic Rent, Additional Rent or other sum payable hereunder, unless expressly provided to the contrary herein.

		B.	Non-Terminability.  Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, unless expressly provided to the contrary herein.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year shown opposite their respective signatures hereinbelow.


					LANDLORD:

					SIRO, L.L.C.,
					a Michigan Limited Liability Company,


					By: /s/ W. Sidney Smith
       _____________________________________
							W. Sidney Smith
						Its:  Member


					By: /s/ Roger E. Hinman
       ______________________________________
							Roger E. Hinman
						Its:  Member


					By: /s/ Stacia S. Smith
       ______________________________________
							Stacia S. Smith
						Its:  Member



					TENANT:

					VALASSIS COMMUNICATIONS, INC.,
					a Michigan Corporation,


					By: /s/ Robert L. Recchia
         _______________________________________
						Its:  CFO

STATE OF MICHIGAN
COUNTY OF ISABELLA
	On June 27, 1996, before me, a Notary Public ln and for said
County and State, personally appeared W. Sidney Smith and Stacia S. Smith, known to me to be the Authorized Signators of Siro, L.L.C., who executed the within instrument, on behalf of the Company.


							/s/  Peggy Mangum
         __________________________________
								    Notary Public
							Isabella County, Michigan
							My commission expires: 9/10/96


STATE OF MICHIGAN
COUNTY OF ISABELLA

	On June 27, 1996, before me, a Notary Public in and for said
County and State, personally appeared Roger E. Hinman who, known to be an Authorized Signator of Siro, L.L.C., who executed the within instrument, on behalf of the Company.


							/s/ Peggy Mangum
       _____________________________________
											Notary Public
							Isabella County, Michigan
							My commission expires: 9/10/96



STATE OF MICHIGAN
COUNTY OF OAKLAND

	On June 27, 1996, before me, a Notary Public in and for said County and State, personally appeared Robert L. Recchia known to me to be the Authorized Signator of Valassis Communication, Inc., who executed the within instrument, on behalf of the Corporation.

							/s/ Terry D. Bowlby
       _____________________________________
											Notary Public
							Oakland County, Michigan
							My commission expires: 12/18/96

EXHIBIT  A
Legal Description

Unit 2, Victor Corporate Park Condominium , according to the Master Deed recorded in Liber 24532, Pages 729 through 797, inclusive, Wayne County Records, and amended by First
Amendment to Master Deed recorded in Liber 26231, Pages 860 through 867, inclusive, Wayne County Records, and Second Amendment to Master Deed recorded in Liber 26733, Pages 491 through 500, inclusive, Wayne County Records, and Third
Amendment to Master Deed recorded in Liber 27753, Pages 538 through 562, inclusive, Wayne County Records, and Fourth Amendment to Master Deed recorded in Liber 28166, Page 912,
Wayne County Records,, and Fifth Amendment to Master Deed recorded in Liber 28772, Pages 903 through 916, inclusive, Wayne County Records, and designated as Wayne County Condominium Subdivision Plan No. 284, together with rights in common elements and limited common elements, as set forth in the above Master Deed (and Amendments thereto) and as described in Act 59 of the Public Acts of 1978, as amended.

	Tax Item No:  Part of 024-01-0002-000